UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 13, 2008

APPLIED ENERGETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2008, the Board of Directors (the “Board”) of Applied Energetics, Inc. (the “Registrant”) appointed James A. McDivitt as lead independent director of the Board. David C. Hurley, who previously served as lead independent director, will continue to serve as an “independent director” (as defined in the Nasdaq Marketplace Rules) of the Board.

The lead independent director shall be paid a monthly cash retainer in an annualized amount of $100,000 and may receive certain stock awards. Accordingly, in connection with Mr. McDivitt’s appointment as lead independent director and pursuant to the Registrant’s Independent Director Compensation Program (the “Program”), on March 13, 2008, (i) Mr. McDivitt’s annualized retainer automatically increased to $100,000, and (ii) Mr. McDivitt automatically received a stock award of 15,290 shares of the Registrant’s common stock (representing the prorated portion of annual stock grant for the lead independent director), which fully vested on the date of the grant.

In addition, as inducement for Mr. McDivitt accepting the position of lead independent director, on March 13, 2008, the Compensation Committee of the Board granted him five year options to purchase 25,000 shares of common stock at an exercise price per share of $2.33, the closing sale price of the Registrant’s common stock on the date of grant. The options were fully vested on the date of the grant.

Item 8.01. Other Events.

The Board, based on the recommendation of the Compensation Committee of the Board, established stock ownership guidelines for all of the Registrant’s independent directors, providing that each such director should own shares of the Registrant’s common stock equal in market value to two times the cash portion of the director’s annual retainer under the Program. Then-sitting directors are expected to attain the minimum level of target ownership within a period of four years from the effective date of the policy. A new director will be expected to attain the minimum level of target ownership within period of four years from the date he or she is first elected to the Board. For purposes of these guidelines, the term “ownership” includes: (a) shares of Registrant stock held directly by a director, (b) shares of Registrant stock held, directly or indirectly, by or on behalf of a director or a member of a director’s family, and (c) shares of Registrant restricted stock held directly by a director, whether or not yet vested. The term “ownership” does not include options to purchase stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC. (Registrant)

By:	/s/ Kenneth M. Wallace
Kenneth M. Wallace Chief Financial Officer

Date: March 14, 2008